EXHIBIT 12-1

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)

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
                                                           6 MONTHS
                                                             ENDED
                                                           06/30/95
                                                           --------
NET INCOME                                                  $305,675

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                                        183,579
     NON-OPERATING INCOME                                     33,931
                                                             -------
  NET TAXES                                                  217,510

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                             207,734
     ANNUAL RENTALS                                            5,156
                                                             -------
     TOTAL FIXED CHARGES                                     212,890

ADJUSTED EARNINGS INCLUDING AFUDC                           $736,075
                                                          ==========
RATIO OF EARNINGS TO FIXED CHARGES                              3.46
                                                                ====


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